Exhibit 99.1

FOR IMMEDIATE RELEASE

Ironwood Pharmaceuticals Maintains FY 2023 Financial Guidance and Announces FY 2024 Financial Guidance

– Expects high-single digit percentage LINZESS® EUTRx prescription demand growth in 2024 –

– Expects 2024 adjusted EBITDA of greater than $150 million –

BOSTON, Mass., January 8, 2024 — Ironwood Pharmaceuticals, Inc. (Nasdaq: IRWD), a GI-focused healthcare company, today announced financial guidance for full year 2024. The results were announced in advance of the Company’s presentation at the 42nd Annual J.P. Morgan Healthcare Conference, which will take place on Wednesday, January 10, 2024 at 11:15 a.m. PT / 2:15 p.m. ET.

“We believe the significant progress we made across our strategic priorities last year has strengthened our position to be the leading GI healthcare company,” said Tom McCourt, chief executive officer of Ironwood. “We are on track to deliver on our 2023 LINZESS U.S. net sales guidance, driven by continued strong prescription demand and remain encouraged about the future growth potential of the brand. Furthermore in 2023, we strengthened our GI pipeline with the addition of apraglutide, which we believe has blockbuster potential in short bowel syndrome requiring parenteral support, if approved.”

“Looking ahead in 2024, we remain committed to maximizing LINZESS, advancing our GI development pipeline and delivering profits and cash flows. We expect to deliver another year of high-single digit percentage LINZESS demand growth and maintain class-leading formulary access, which we believe will result in low-single digit percentage LINZESS U.S. net sales growth in 2024. In addition, we expect to deliver greater than $150 million in adjusted EBITDA in 2024.  We are looking forward to an exciting and potentially transformational year for Ironwood with several catalysts ahead of us, highlighted by the topline data from our STARS Phase 3 study expected in March in SBS-IF and topline data from the ongoing Phase 2 study for CNP-104 expected in the third quarter. We believe the advancement of our pipeline programs, combined with continued strong LINZESS demand growth, uniquely position our company for success in our mission to be the leader in GI.”

Full Year 2023 Financial Guidance and Full Year 2024 Financial Guidance

Ironwood is maintaining its previous FY 2023 financial guidance and is providing FY 2024 financial guidance.

	FY 2023 Guidance (November 2023)	FY 2024 Guidance (January 2024)
LINZESS U.S. net sales growth	6% - 8%	Low-single digits % High-single digit prescription demand growth offset by mid to high-single digit price erosion primarily due to Medicaid AMP cap removal
Total revenue	$435 - $450 million	$435 - $455 million
Adjusted EBITDA[1]	~($900) million Reflects ~$1.1 billion one-time charge from acquisition of VectivBio	>$150 million Excludes potential CNP-104 option exercise

J.P. Morgan Healthcare Conference Presentation and Webcast Details

As previously announced, Ironwood will present a corporate overview at the 42nd Annual J.P. Morgan Healthcare Conference on Wednesday, January 10, 2024 at 11:15 a.m. PT / 2:15 p.m. ET. A live audio webcast of Ironwood’s presentation is accessible through the Investors section of the Company’s website at www.ironwoodpharma.com. To access the webcast, please log on to the Ironwood website approximately 15 minutes prior to the start time to ensure adequate time for any software downloads that may be required. A replay of the webcast will be available on Ironwood’s website after the event has completed.

1 Adjusted EBITDA is calculated by subtracting mark-to-market adjustments on derivatives related to our 2022 Convertible Notes, restructuring expenses, net interest expense, income taxes, depreciation and amortization, and acquisition-related costs from GAAP net income. For purposes of the 2024 guidance, we have assumed that Ironwood will not incur material expenses related to business development activities in 2024. Ironwood does not provide guidance on GAAP net income or a reconciliation of expected adjusted EBITDA to expected GAAP net income because, without unreasonable efforts, it is unable to predict with reasonable certainty the non-GAAP adjustments used to calculate adjusted EBITDA. These adjustments are uncertain, depend on various factors and could have a material impact on GAAP net income for the guidance period. Management believes this non-GAAP information is useful for investors, taken in conjunction with Ironwood’s GAAP financial statements, because it provides greater transparency and period-over-period comparability with respect to Ironwood’s operating performance. These measures are also used by management to assess the performance of the business. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Full year 2023 adjusted EBITDA guidance reflects a one-time charge of approximately $1.1 billion related to acquired in-process research and development from the acquisition of VectivBio in the second quarter of 2023. Full year 2024 adjusted EBITDA guidance also excludes any costs associated with a potential CNP-104 option exercise.

About Ironwood Pharmaceuticals

Ironwood Pharmaceuticals (Nasdaq: IRWD), an S&P SmallCap 600® company, is a leading global gastrointestinal (GI) healthcare company on a mission to advance the treatment of GI diseases and redefine the standard of care for GI patients. We are pioneers in the development of LINZESS® (linaclotide), the U.S. branded prescription market leader for adults with irritable bowel syndrome with constipation (IBS-C) or chronic idiopathic constipation (CIC). LINZESS is also approved for the treatment of functional constipation in pediatric patients ages 6-17 years-old. Ironwood is also advancing apraglutide, a next-generation, long-acting synthetic GLP-2 analog being developed for rare gastrointestinal diseases, including short bowel syndrome with intestinal failure (SBS-IF) as well as several earlier stage assets. Building upon our history of GI innovation, we keep patients at the heart of our R&D and commercialization efforts to reduce the burden of GI diseases and address significant unmet needs.

Founded in 1998, Ironwood Pharmaceuticals is headquartered in Boston, Massachusetts, and has additional operations in Basel, Switzerland.

We routinely post information that may be important to investors on our website at www.ironwoodpharma.com. In addition, follow us on X and on LinkedIn.

About LINZESS (Linaclotide)

LINZESS® is the #1 prescribed brand in the U.S. for the treatment of adult patients with irritable bowel syndrome with constipation (“IBS-C”) or chronic idiopathic constipation (“CIC”), based on IQVIA data.

LINZESS is a once-daily capsule that helps relieve the abdominal pain, constipation, and overall abdominal symptoms of bloating, discomfort and pain associated with IBS-C, as well as the constipation, infrequent stools, hard stools, straining, and incomplete evacuation associated with CIC. LINZESS relieves constipation in children and adolescents aged 6 to 17 years with functional constipation. The recommended dose is 290 mcg for IBS-C patients and 145 mcg for CIC patients, with a 72 mcg dose approved for use in CIC depending on individual patient presentation or tolerability. In children with functional constipation aged 6 to 17 years, the recommended dose is 72 mcg.

LINZESS is not a laxative; it is the first medicine approved by the FDA in a class called GC-C agonists. LINZESS contains a peptide called linaclotide that activates the GC-C receptor in the intestine. Activation of GC-C is thought to result in increased intestinal fluid secretion and accelerated transit and a decrease in the activity of pain-sensing nerves in the intestine. The clinical relevance of the effect on pain fibers, which is based on nonclinical studies, has not been established.

In the United States, Ironwood and AbbVie co-develop and co-commercialize LINZESS for the treatment of adults with IBS-C or CIC. In Europe, AbbVie markets linaclotide under the brand name CONSTELLA® for the treatment of adults with moderate to severe IBS-C. In Japan, Ironwood's partner, Astellas, markets linaclotide under the brand name LINZESS for the treatment of adults with IBS-C or CIC. Ironwood also has partnered with AstraZeneca for development and commercialization of LINZESS in China, and with AbbVie for development and commercialization of linaclotide in all other territories worldwide.

LINZESS Important Safety Information

INDICATIONS AND USAGE

LINZESS® (linaclotide) is indicated for the treatment of both irritable bowel syndrome with constipation (IBS-C) and chronic idiopathic constipation (CIC) in adults and functional constipation (FC) in children and adolescents 6 to 17 years of age. It is not known if LINZESS is safe and effective in children with FC less than 6 years of age or in children with IBS-C less than 18 years of age.

IMPORTANT SAFETY INFORMATION

WARNING: RISK OF SERIOUS DEHYDRATION IN PEDIATRIC PATIENTS LESS THAN 2 YEARS OF AGE

LINZESS is contraindicated in patients less than 2 years of age. In nonclinical studies in neonatal mice, administration of a single, clinically relevant adult oral dose of linaclotide caused deaths due to dehydration.

Contraindications

●	LINZESS is contraindicated in patients less than 2 years of age due to the risk of serious dehydration.
●	LINZESS is contraindicated in patients with known or suspected mechanical gastrointestinal obstruction.

Warnings and Precautions

●	LINZESS is contraindicated in patients less than 2 years of age. In neonatal mice, linaclotide increased fluid secretion as a consequence of age-dependent elevated guanylate cyclase (GC-C) agonism, which was associated with increased mortality within the first 24 hours due to dehydration. There was no age dependent trend in GC-C intestinal expression in a clinical study of children 2 to less than 18 years of age; however, there are insufficient data available on GC-C intestinal expression in children less than 2 years of age to assess the risk of developing diarrhea and its potentially serious consequences in these patients.

Diarrhea

●	In adults, diarrhea was the most common adverse reaction in LINZESS-treated patients in the pooled IBS-C and CIC double-blind placebo-controlled trials. The incidence of diarrhea was similar in the IBS-C and CIC populations. Severe diarrhea was reported in 2% of 145 mcg and 290 mcg LINZESS-treated patients and in <1% of 72 mcg LINZESS-treated CIC patients.

●	In children and adolescents 6 to 17 years of age, diarrhea was the most common adverse reaction in 72 mcg LINZESS-treated patients in the FC double-blind placebo-controlled trial. Severe diarrhea was reported in <1% of 72 mcg LINZESS treated patients. If severe diarrhea occurs, dosing should be suspended and the patient rehydrated.

Common Adverse Reactions (incidence ≥2% and greater than placebo)

●	In IBS-C or CIC adult patients: diarrhea, abdominal pain, flatulence, and abdominal distension.

●	In FC pediatric patients: diarrhea.

Please see full Prescribing Information including Boxed Warning:

https://www.rxabbvie.com/pdf/linzess_pi.pdf

LINZESS® and CONSTELLA® are registered trademarks of Ironwood Pharmaceuticals, Inc. Any other trademarks referred to in this press release are the property of their respective owners. All rights reserved.

Forward-Looking Statements

This press release contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about Ironwood’s ability to execute on its mission; Ironwood’s strategy, business, financial position and operations; Ironwood’s ability to drive growth and profitability; the demand, development, commercial availability and commercial potential of linaclotide, including unlocking new opportunities and maintaining class-leading formulary access for LINZESS, and the drivers, timing, impact and results thereof; the potential indications for, and benefits of, linaclotide; our financial performance and results, and guidance and expectations related thereto; LINZESS prescription demand growth, LINZESS U.S. net sales growth, total revenue and adjusted EBITDA in 2023 and 2024; the commercial potential of apraglutide; Ironwood’s anticipation on reaching new clinical development milestones in 2024 and the belief that Ironwood is positioned well for long term growth. These forward-looking statements speak only as of the date of this press release, and Ironwood undertakes no obligation to update these forward-looking statements. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include those related to the effectiveness of development and commercialization efforts by us and our partners; preclinical and clinical development, manufacturing and formulation development of linaclotide, apraglutide, CNP-104, IW-3300, and our product candidates; the risk that clinical programs and studies, including for the linaclotide pediatric program, apraglutide, IW-3300 and CNP-104, may not progress or develop as anticipated, including that studies are delayed or discontinued for any reason, such as safety, tolerability, enrollment, manufacturing, economic or other reasons; the risk that findings from our completed nonclinical and clinical studies may not be replicated in later studies; the risk that peripheral T-cell immune responses evidenced in patients treated with CNP-104 may neither support the mechanistic rationale for CNP-104 nor be predictive of the topline data from the clinical study for CNP-104 in primary biliary cholangitis patients since the clinical relevance of such T-cell immune response has not been adequately established; the risk that we or our partners are unable to obtain, maintain or manufacture sufficient LINZESS or our product candidates, or otherwise experience difficulties with respect to supply or manufacturing; the efficacy, safety and tolerability of linaclotide and our product candidates; the risk that the commercial and therapeutic opportunities for LINZESS or our product candidates are not as we expect; decisions by regulatory and judicial authorities; the risk we may never get additional patent protection for linaclotide and other product candidates, that patents for linaclotide or other products may not provide adequate protection from competition, or that we are not able to successfully protect such patents; the risk that we are unable to manage our expenses or cash use, or are unable to commercialize our products as expected; the risk that the development of any of our linaclotide pediatric programs, apraglutide, CNP-104 and/or IW-3300 are not successful or that any of our product candidates is not successfully commercialized outcomes in legal proceedings to protect or enforce the patents relating to our products and product candidates, including abbreviated new drug application litigation; the risk that financial and operating results may differ from our projections; developments in the intellectual property landscape; challenges from and rights of competitors or potential competitors; the risk that our planned investments do not have the anticipated effect on our company revenues; developments in accounting guidance or practice; Ironwood’s or AbbVie’s accounting practices, including reporting and settlement practices as between Ironwood and AbbVie; the risk that we are unable to manage our expenses or cash use, or are unable to commercialize our products as expected; the impact of the COVID-19 pandemic; and the risks listed under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2022, in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2023 and September 30, 2023, and in our subsequent Securities and Exchange Commission filings.

Investors:

Greg Martini, 617-374-5230

gmartini@ironwoodpharma.com

Matt Roache, 617-621-8395

mroache@ironwoodpharma.com

Media:

Beth Calitri, 978-417-2031

bcalitri@ironwoodpharma.com